UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

NET 1 UEPS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-31203	65-0903895
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts and Bolton Avenue
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)            (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

               On June 2, 2005, the Board of Directors of Net 1 UEPS Technologies, Inc. (the “Company”) amended and restated the Bylaws of the Company to, among other things:

               (i)              add a provision regulating the timing of special meetings of the shareholders following receipt of written demand from not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting;

               (ii)              provide that the Board may require special meetings of shareholders to be held by means of remote communication;

               (iii)             add a provision to allow the Board to postpone or reschedule previously scheduled special meetings, unless such special meeting was called upon written demand of the shareholders in accordance with the Amended and Restated Bylaws;

               (iv)             add provisions regulating the conduct of meetings of shareholders and setting forth the powers of the chairman of meetings of shareholders;

               (v)              add provisions regulating the conduct of business to be conducted at meetings of shareholders and the timing of shareholder proposals to be presented at an annual meeting of shareholders;

               (vi)              add provisions regulating the nominations of director candidates for the Board by the Board and the shareholders at annual and special meetings of the shareholders;

               (vii)             provide that the number of directors may be increased or decreased by action of a majority of the directors then in office;

               (viii)            provide that any committee established by the Board may fix its own rules for the conduct of its activities;

               (ix)              deleting the provision regarding loans to directors, officers and employees;

               (x)               add provisions designating the required officers of the Company and specifying the general duties of such officers;

               (xi)              provide that the Company must indemnify directors, officers and employees to the fullest extent permitted by law;

               (xii)             add a provision regarding the replacement of lost, stolen or destroyed stock certificates; and

               (xiii)            make non-substantive changes to improve the clarity and internal consistency and to better conform the provisions to those of applicable Florida law.

               The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.5 to this Current Report on Form 8-K and incorporated by reference into this Item 5.03(a) .

Item 5.05.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

               On June 2, 2005, the Board of Directors of Net 1 amended and restated the Company’s Code of Ethics, which, as so amended and restated, applies to directors, officers, employees and other representatives of Net 1 and its divisions. The amendments are summarized briefly below. The amendments were not adopted for the purpose of effecting any waiver of the Code of Ethics as in effect prior to June 2, 2005.

               The amendments are intended to (a) provide additional detail regarding the procedure for reporting violations or suspected violations of the Code; (b) make clear that a failure to report violations of the Code will be considered a violation of the Code; (c) make explicit Net 1's policy that it will not take any retaliatory action against any person for good-faith reporting of violations or suspected violations of the Code, of employment discrimination, of health and safety concerns, or of misuse of corporate funds; (d) specify that waivers and amendments to the Code must be in writing, approved in advance by the Audit Committee of the Board of Directors, and properly disclosed; (e) provide detail regarding specific legal and ethical requirements applicable to Net 1 and its directors, officers, employees and other representatives; (f) clarify that outside directors are permitted to hold outside employment and other directorships; (g) expand guidance regarding confidential information and trading in company securities; (h) further explain the proper handling of corporate assets, recordkeeping, and financial and other reporting; (i) supply additional discussion regarding prohibited conflicts of interest; (j) add specific protocols regarding employment of relatives and other associates, and of former government employees; (k) address matters relating to intellectual property; and (l) permit several typographical and nonsubstantive revisions.

               The foregoing description is qualified in its entirety by reference to the Amended and Restated Code of Ethics, a copy of which is filed as Exhibit 14.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.05.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits.

	3.5	Amended and Restated Bylaws.

	14.1	Amended and Restated Code of Ethics.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: June 6, 2005	By:	/s/ Serge Belamant
Serge C.P. Belamant
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

3.5	Amended and Restated Bylaws.
14.1	Amended and Restated Code of Ethics.